HMG/COURTLAND PROPERTIES, INC.

                             2000 STOCK OPTION PLAN


1.       Definitions

                  As used in this Plan, the following definitions apply to the terms indicated below:

"Advisor" means HMG Advisory Corporation or such other entity as shall be serving at the time as investment advisor to the Company pursuant to a written advisory agreement.

"Board" means the Board of Directors of the Company or of the Advisor as the context requires.

"Committee" means the Stock Option Committee appointed by the Board as provided in Section 4 hereof to administer the Plan.

"Company" means HMG/Courtland Properties, Inc., a Delaware corporation.

"Fair Market Value" of a Share on a given day means, if quotations are available the closing sale price of a Share on the preceding business day as appearing in any regularly published reporting or quotation service. If there is no such closing sale price, the Fair Market Value of a share on a given day shall be



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determined by the Committee as of the close of business on the preceding business day taking into account all relevant facts and circumstances.

"Grantee" means a person who is either an Optionee or an Optionee-Shareholder.

"Incentive Stock Option" means an Option that qualifies as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code.

"Nonqualified Option" means an option that is not an Incentive Stock Option.

"Option" means a right to purchase Shares under the terms and conditions of this Plan.

"Optionee" means a person other than an Optionee-Shareholder to whom an option is granted under this Plan.

"Optionee-Shareholder" means a person to whom an option is granted under this Plan and who at the time such Option is granted owns, actually or constructively, stock of the Company or of a Parent or Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or of such Parent or Subsidiary.

"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the Company) owns stock



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possessing 50% or more of the total combined voting power, of all classes of stock in one of the other corporations in the chain.

"Plan" means this HMG/Courtland Properties, Inc. 2000 Stock Option Plan, including any amendments to the Plan.

"Share" means a share of the Company's common stock, par value $1 per share, now or hereafter owned by the Company as treasury stock, or authorized but unissued shares of the Company's common stock, subject to adjustment as provided in this Plan.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the last corporation in the chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Options shall be deemed "granted" under this Plan on the date on which the Committee, by appropriate action, approves the grant of an Option hereunder or on such subsequent date as the Committee may designate.

As used herein, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural.




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2.       Purpose

                  The purposes of the Plan are as follows:

To secure for the Company and its shareholders the benefits arising from share ownership by those officers and key employees of the Company and its Subsidiaries and those Board members who will be responsible for the Company's future growth and continued success. The Plan is intended to provide an incentive to officers, key employees and Board members by providing them with an opportunity to acquire an equity interest or increase an existing equity interest in the Company, thereby increasing their personal stake in its continued success and progress.

To enable the Company and its Subsidiaries to obtain and retain the services of key employees and Board members, by providing such key employees and Board members with an opportunity to acquire Shares under the terms and conditions and in the manner contemplated by this Plan.

3.       Plan Adoption and Term

This Plan shall become effective upon its adoption by the Board or by the Committee acting pursuant to authority duly vested in it by the Board, and Options may be issued upon such adoption and from time to time thereafter. If the Plan is adopted by the Committee, it shall be submitted to the Board for its approval at the next regularly scheduled meeting of the Board.




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This Plan shall be submitted to the Company's shareholders for their approval within 12 months of the date of its adoption by the Committee or Board. Shareholder approval shall be obtained either by unanimous written consent of all shareholders or by the affirmative vote, at a duly called shareholder's meeting, of a majority of all shares entitled to vote upon the matter. If such shareholder approval is not obtained within 12 months of the date of adoption of this Plan, then the Plan and all options then outstanding under it shall forthwith automatically terminate and be of no force and effect.

Subject to the provisions hereinafter contained relating to amendment or discontinuance, this Plan shall continue to be in effect for ten years from the date of adoption of this Plan by the Committee or the Board or the date of shareholder approval, whichever is earlier. No Options may be granted hereunder except within such period of ten years, but Options granted within such ten year period may extend beyond the termination date of this Plan.

4.       Administration of Plan

Except to the extent required in order to qualify for exemptive relief under Rule 16b-3 or its successor provision under the Securities Exchange Act of 1934, as amended ("Exchange Act"), in which case the Board of the Company shall administer the Plan (and all applicable provisions of the Plan, including any reference herein to the "Committee", shall be construed accordingly), the Plan shall be administered by the Committee. The Committee shall consist of at least three persons, who shall be directors of the Company. The Committee shall select one of its members as Chairman and shall make such rules and regulations as it shall deem appropriate concerning the holding of its meetings and transaction of its business. A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Any member of the



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Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board.

Except as otherwise expressly provided in this Plan, the Committee shall have authority to interpret the provisions of the Plan, to construe the terms of any option, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of options granted hereunder, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. Without limiting the foregoing, the Committee, shall, to the extent and in the manner contemplated herein, exercise the discretion granted to it to determine who shall participate in the Plan, how many Shares shall be sold to each such participant, and the prices at which Shares shall be sold to participants. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.





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No member of the Committee shall be liable for any action taken or omitted or any determination made by him in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of such person's own fault or bad faith.

Any power granted to the Committee either in this Plan or by the Board, except the power to grant Options or to determine the eligibility of individual employees to participate in the Plan, may at any time be exercised by the Board, and any determination by the Committee, other than with respect to the grant of Options or the determination of eligibility of individual employees to participate in the Plan, shall be subject to review and reversal or modification by the Board on its own motion.

5.       Eligibility

                  Officers and key employees of the Company and its Subsidiaries shall be eligible for selection by the Committee to participate in the Plan as Grantees of Incentive Stock Options or of Nonqualified Options. Members of the Board of the Company or of the Advisor and officers and key employees of the



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Advisor shall also be eligible for selection by the Committee to participate in the Plan as Grantees of Incentive Stock Options or of Nonqualified Options, but only if they are also officers or employees of the Company or a Subsidiary. Members of the Board of the Company, a Subsidiary or the Advisor and employees of the Advisor who are not also officers or employees of the Company or a Subsidiary shall be eligible for selection by the Committee to participate in the Plan as Grantees only of Nonqualified Options. A person who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

6.       Options

Subject to adjustment as provided in Paragraph 13 hereof, Options may be issued pursuant to the Plan for the purchase of not more than 120,000 Shares; provided, however, that if prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

Each Option granted under the Plan shall be evidenced by an Option certificate in such form, not inconsistent with this Plan, as the Committee may adopt for general use or for specific cases from time to time. Such Option certificate shall designate each Option either as an Incentive Stock Option or as a Nonqualified Option.



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The aggregate Fair Market Value (determined as of the time options are granted)
of the Shares with respect to which Incentive Stock Options may become exercisable for the first time by a Grantee during any calendar year (whether granted under this Plan or any other plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. To the extent (and only to the extent) that any Incentive Stock Option shall be or become exercisable in violation of this restriction, such Incentive Stock Option shall be deemed to be a Nonqualified Option.
                  D. In the discretion of the Committee, any Option may be accompanied by a reload option. A reload option gives a Grantee a new Option to acquire the number of Shares that the Grantee uses to pay the purchase price upon exercise of an Option. A reload option shall be subject to all the same terms and conditions as the original Option except that (I) the exercise price of the Shares subject to the reload option shall be determined at the time the original Option is exercised, and (ii) the reload option shall conform to all provisions of the Plan in effect at the time the original Option is exercised.

7. Option Price 1.

The purchase price per Share deliverable upon the exercise of an Option shall be determined by the Committee; provided, however, that the purchase price per Share at which Shares may be purchased pursuant to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such Shares on the date an Incentive Stock Option is granted to an Optionee and shall not be less than 110% of the Fair Market Value of such Shares on the date an Incentive Stock Option is granted to an Optionee-Shareholder. In no event shall the purchase price per share under any option be less than the par value of one share.



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Payment of the purchase price for Shares purchased under an option shall be made upon exercise of the option (1) in cash, (2) in Shares valued at their Fair Market Value on the date of exercise, (3) subject to the conditions and limitations of paragraphs 7C and 7D below, by execution and delivery of the Grantee's promissory note, or (4) by any combination of the foregoing methods of payment. Any payment in Shares shall be effected by the delivery to the Company of the certificates) representing such Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank.

Provided the Grantee is, at the time of exercise, an officer, employee or director of the Company, a Subsidiary or the Advisor, the Grantee may elect to pay a portion of the purchase price, but in no event more than the lesser of (I) the amount by which such price exceeds the aggregate par value of the Shares being purchased, or (ii) the maximum amount of credit that may be extended by the Company, secured by Shares pledged by such Grantee as described in paragraph 7D below, in accordance with Regulation G of the Board of Governors of the Federal Reserve System (or any successor regulation), by delivery to the Company of the Grantee's promissory note, in form and substance satisfactory to the Committee, in the principal amount thereof. The Grantee's promissory note, if any, may be nonrecourse if the Grantee shall so elect, and shall bear interest, payable quarterly in arrears on the first day of each quarter of the Company's fiscal year, at the lowest applicable federal interest rate (as promulgated by the Secretary of the Treasury) for the month in which the note is executed (or



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at such other rate as is the lowest annual rate which will avoid imputation of interest under Section 483 of the Internal Revenue Code). Payments of principal of the note shall be made at such time or times as the Committee, at or before the option is exercised, may determine, provided that, in any event, or if the Committee shall not have specified an earlier maturity date, the note shall be paid in full no later than the earlier of five years from the date of exercise or one year from such date, if any, as the maker may cease to be an employee, officer or director of the Company, a Subsidiary or the Advisor.

As security for the prompt payment when due of all amounts owing under any note delivered by a Grantee in payment of any portion of the purchase price of Shares under paragraph 7C above, the Grantee (and, if such Shares are to be registered in joint name, all joint owners) shall pledge to the Company all of the Shares being purchased. The Grantee may, but shall not be required to, pledge Shares otherwise owned at the time by the Grantee, if not subject to any other pledge, lien or security interest (whether in favor of the Company or any other person), as additional collateral security for such Grantee's note. In connection with each such pledge, the Grantee (and any joint owner of Shares being pledged) shall execute and deliver to the Company a security agreement, in form and substance satisfactory to the Committee, and shall deliver to the Company all certificates representing the pledged Shares (other than the certificate for Shares then being purchased, which shall be delivered to the company upon



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issuance), and stock powers duly executed by the Grantee (and any joint owner)
in blank.

8.       Duration of Options

                  Each Option and all rights thereunder shall expire and the Option shall no longer be exercisable on a date not later than ten years from the date on which the Option was granted; provided, however, that any Incentive Stock Option granted to an Optionee-Shareholder and all rights thereunder shall expire and such Incentive Stock Option shall no longer be exercisable on a date not later than five years from the date on which such Incentive Stock Option was granted. Options may expire and cease to be exercisable on such earlier date as the Committee may determine at the time of grant. All Options regardless of to whom granted shall be subject to earlier termination as provided herein.

9.       Conditions Relating to Exercise of Options

The Shares subject to any Option may be purchased at any time during the term of the Option, unless, at the time an Option is granted, the Committee shall fix a later date or dates on which the Option shall become exercisable in whole or part. Any such terms regarding delayed exercisability of an Option shall be included in the option certificate. To the extent an Option is not exercised when it becomes initially exercisable, or is exercised only in part, the Option or remaining part thereof shall not expire but shall be carried forward and



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shall be exercisable until the expiration or termination of the Option. Partial exercise is permitted from time to time provided that no partial exercise of an Option shall be for a number of Shares having a purchase price of less than $1,000.

No Option shall be transferable by the Grantee thereof other than by will or by the laws of descent and distribution and Options shall be exercisable during the lifetime of a Grantee only by such Grantee or, to the extent that such exercise would not prevent an Incentive Stock Option from qualifying as such under the Internal Revenue Code, by his or her guardian or legal representative.

Certificates for Shares purchased upon exercise of Options shall be issued either in the name of the Grantee or in the name of the Grantee and another person jointly with the right of survivorship (or, in the event of the Grantee's death, in the name of the Grantee's executors or administrators as such). Subject to the provisions of Paragraph 7D, such certificates shall be delivered as soon as practical following the date the Option is exercised.

An Option shall be exercised by the delivery to the Company at its principal office, to the attention of its Secretary, of written notice of the number of Shares with respect to which the Option is being exercised, and of the name or names in which the certificate for the Shares is to be issued, and by paying the purchase price for the Shares in accordance with Paragraph 7 hereof.



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Notwithstanding any other provision in this Plan, no Option may be exercised unless and until (I) this Plan has been approved by the Board and by the shareholders of the Company, and (ii) the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. The Company shall not be under any obligation to register under applicable Federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option or the issuance and sale of Shares subject to such Option. If the Company chooses to comply with such an exemption from registration, the certificates for Shares issued under the Plan, may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent of the Company.

Any person exercising an Option or transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer, or sale of securities of the Company or over the extension of credit for the purposes of purchasing or carrying any margin securities, or the requirements of any stock exchange on which the Shares




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may be listed, and as a condition to receiving any shares, shall execute all such instruments as the Committee in its sole discretion may deem necessary or advisable.

Each Option shall be subject to the requirement that if the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Committee.

10.      Effect of Termination of Employment or Death

In the event that a Grantee shall cease to be an employee, officer or director of the Company, a Subsidiary, or the Advisor for any reason other than death, disability, or retirement, and shall not then be serving the Company, a subsidiary or the Adviser in another of such positions, then all rights of any kind under any Option then held by such Grantee shall immediately lapse and terminate.

In the event of the death of any Grantee, any Option then held by such Grantee which shall not have lapsed or terminated prior to the Grantee's death, shall,




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notwithstanding the termination date stated in such option, be exercisable by the executors or administrators of the Grantee's estate for a period of six months after the Grantee's death as to that number of Shares which were purchasable by the Grantee at the time of his or her death; provided, however, that in no case shall an Incentive Stock Option granted to an Optionee remain exercisable after a date ten years from the date on which such Incentive Stock Option was granted; nor shall an Incentive Stock Option granted to an Optionee-Shareholder remain exercisable after a date five years from the date on which such Incentive Stock option was granted.

In the event of that the employment of a Grantee with the Company, a Subsidiary, or the Advisor, or the membership of a Grantee on the Board of the Company or the Advisor, shall at any time be terminated due to retirement or disability, then any unexercised Option held by such Grantee shall expire on the earlier of twelve months from the date of termination of employment or membership on the Board, or the expiration date set forth in the Option. During such period the Option shall be exercisable only to the extent it was exercisable at the time of termination.

Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Committee.





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11.      No Special Employment Rights

                  Nothing contained in the Plan or in any option shall confer upon any Grantee any right with respect to the continuation of his or her employment by the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.




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12.      Rights as a Shareholder

                  The Grantee of an option shall have no rights as a shareholder with respect to any Shares covered by the Option until the date such option is exercised. Except as otherwise expressly provided in the Plan no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of exercise.

13.      Anti-dilution Provision

                  Except as otherwise expressly provided herein, the following provisions shall apply to all Shares authorized for issuance and optioned, granted or awarded under the Plan:

In case the Company shall (I) declare a dividend or dividends on its Shares payable in shares of its capital stock, (ii) subdivide its outstanding Shares,
(iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue any shares of capital stock by reclassification of its Shares (including any such reclassification in connection with a Consolidation or merger in which the Company is the continuing corporation), the number of Shares of capital stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event, there will be a proportionate adjustment in the number of shares of capital stock subject to unexercised Options (but without adjustment to the aggregate option price).



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In the event that the outstanding common stock of the Company is changed or converted into, or exchanged for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation or combination, appropriate adjustment will be made by the Committee in the number and kind of Shares for which Options may or may have been awarded under the Plan, to the end that the proportionate interests of Grantees shall be maintained as before the occurrence of such event; provided, however, that in the event of any kind of delayed transaction which may constitute a change in control of the Company, the Committee, with the approval of the majority of the members of the Board who are not then holding Options, may modify any and all outstanding Options so as to accelerate, as a consequence of or in connection with such transaction, a Grantee's right to exercise any such option.

14.      Withholding Taxes

                  Whenever an Option is to be exercised under the Plan, the Company shall have the right to require the Grantee, as a condition of exercise of the option, to remit to the Company an amount sufficient to satisfy the Company's (or a Subsidiary's) Federal, state and local withholding tax obligation, if any, that will, in the sole opinion of the Committee, result from the exercise.



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15.      Amendment of the Plan

                  The Plan may at any time or from time to time be terminated, modified or amended by a majority of the shareholders of the Company. The Board may at any time and from time to time modify or amend the Plan in any respect, except that, without shareholder approval, the Board may not (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, or (C) materially modify the requirements as to eligibility for participation under the Plan. The termination or modification or amendment of the Plan shall not, without the consent of a Grantee affect his rights under an option previously granted to him or her. With the consent of the Grantee, the Board may amend outstanding options in a manner not inconsistent with the Plan.



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16.      Miscellaneous

This Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option; nor shall any rights begin to accrue under the Plan except as Options may be granted hereunder.

All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

The adoption of this Plan shall not preclude the Board from granting stock options to any persons, whether in connection with their employment by the Company or a Subsidiary or otherwise, without reference to and outside of the Plan.

This Plan shall be subject to and shall be governed by the laws of Delaware.


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